Exhibit 99.1

FOR IMMEDIATE RELEASE

HK Desai Joins MaxLinear Board

QLogic Executive Chairman Brings Extensive Growth Experience

Carlsbad, Calif. – August 13, 2012 – MaxLinear, Inc. (NYSE: MXL), a leading provider of integrated radio frequency (RF) and mixed-signal integrated circuits for broadband communication applications, today announced that HK Desai has been elected as the newest member of its board of directors.

Mr. Desai joins MaxLinear with vast experience in scaling growth-oriented technology businesses, including leadership and executive positions at QLogic (NASDAQ: QLGC), a leading provider of data, server, and storage networking infrastructure solutions. Mr. Desai has served as Chairman of the Board of QLogic since 1999, and as Executive Chairman since 2010. From 1996 until 2010, he served as QLogic’s Chief Executive Officer. In these leadership roles, Mr. Desai focused QLogic's resources on developing new markets and customers, led the I/O industry in innovative technology development, diversified into new markets and drove additional growth through acquisitions.

“We are extremely pleased to welcome HK to the MaxLinear board of directors,” said Kishore Seendripu, Ph.D., Chairman, and Chief Executive Officer of MaxLinear, Inc. “His experience and outstanding accomplishments in the very competitive networking and storage markets, and specifically his proven ability to profitably expand and scale into new businesses, is exactly what MaxLinear needs as we continue charting our path to growing the company and creating value for our customers and shareholders.”

“I am excited to be able to combine my hard-fought experience in successfully growing new businesses with an outstanding technology platform such as MaxLinear,” Mr. Desai commented. “MaxLinear’s outstanding engineering talent and differentiated analog/RF architectures position it well to participate in exciting growth markets, and I look forward to helping steer Maxlinear’s future.”

About MaxLinear, Inc.

MaxLinear, Inc. is a leading provider of radio frequency and mixed-signal semiconductor solutions for broadband communication applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MxL and the MaxLinear logo are trademarks of MaxLinear, Inc. Other trademarks appearing herein are the property of their respective owners.

Cautionary Note About Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws. Forward-looking statements include, among others, statements concerning or implying MaxLinear’s future financial performance, trends and growth opportunities affecting MaxLinear, and the ability of management personnel, including MaxLinear’s board of directors, to contribute to the growth of its business. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by these forward-looking statements. MaxLinear’s business, revenues, and operating results are and will be subject to numerous risks and uncertainties, including (among others), how end user markets for its products will develop; MaxLinear’s ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for its products. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in MaxLinear’s filings with the United States Securities and Exchange Commission (SEC), including risks and uncertainties identified in its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. All forward-looking statements are qualified in their entirety by this cautionary statement. MaxLinear is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

MaxLinear Inc. Press Contact: David Rodewald The David James Agency LLC Tel: 805-494-9508 david@davidjamesagency.com	MaxLinear Inc. Corporate Contact: Adam Spice Chief Financial Officer Tel: 760-692-0711 aspice@MaxLinear.com